Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction

On May 15, 2023, Latch, Inc. (the “Company” or “Latch”), LS Key Merger Sub 1, Inc., a wholly-owned subsidiary of the Company (“Merger Sub I”), and LS Key Merger Sub 2, LLC, a wholly-owned subsidiary of the Company (“Merger Sub II”), entered into an Agreement and Plan of Merger (as amended, the “HDW Merger Agreement”) with Honest Day’s Work, Inc. (“HDW”). On July 3, 2023 (the “Closing Date”), (i) Merger Sub I merged with and into HDW, with HDW continuing as the surviving corporation, and subsequently, (ii) HDW merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (collectively, the “Acquisition”).

On the Closing Date, the Company issued to HDW’s stockholders as merger consideration (i) $22.0 million aggregate principal amount of unsecured promissory notes and (ii) approximately 29.0 million shares of the Company’s common stock. Certain of HDW’s stockholders that were not eligible to receive unregistered shares of the Company’s common stock received $0.76 in lieu of each Consideration Share such stockholder would otherwise have received as merger consideration, with the total cash consideration paid to all such ineligible holders equaling approximately $0.02 million. Upon the Closing Date, Latch indirectly acquired all of HDW’s assets, including its intellectual property and $8.0 million in cash. Additionally, approximately 35 HDW team members joined Latch.

The following unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) give effect to the Acquisition, which has been accounted for using the acquisition method of accounting with Latch identified as the accounting acquirer. Under the acquisition method of accounting, Latch has recorded assets acquired and liabilities assumed from HDW at their respective acquisition date fair values on the closing date of the Acquisition.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of Latch and HDW, adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical consolidated balance sheets of Latch and HDW as of March 31, 2023, giving effect to the Acquisition as if it had been completed on March 31, 2023. The unaudited pro forma condensed combined statements of operations (the “Pro Forma Statements of Operations”) for the year ended December 31, 2022 and the three months ended March 31, 2023 combine the historical consolidated statements of operations of Latch and HDW, giving effect to the Acquisition as if it had been completed on January 1, 2022. The Pro Forma Financial Statements contain certain acquisition adjustments to conform the historical HDW financial statement presentation to Latch’s financial statement presentation, as described further in Notes 8 and 9 to the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented to reflect the Acquisition and the financing arrangements of Latch in connection therewith and do not represent what Latch’s financial position or results of operations would have been had the Acquisition occurred on the dates noted above, nor do they project the financial position or results of operations of the Company at any time following the Acquisition. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Acquisition as if it had been consummated earlier. The adjustments included in the Pro Forma Financial Statements are based on available information as of the date hereof and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Latch’s results of operations, with the exception of certain non-recurring charges to be incurred in connection with the Acquisition, as further described in Notes 8 and 9 to the Pro Forma Financial Statements. In the opinion of management, all material adjustments necessary to state fairly the Pro Forma Financial Statements have been made.

Latch and HDW have incurred certain non-recurring charges in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors, compensation triggered upon the change in control of HDW and certain bank-related fees. These non-recurring charges could affect the future results of the Company in the period in which such charges are incurred; . Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2022 and the three months ended March 31, 2023 include adjustments to assume these costs incurred in the adjusted period of acquisition.

The Acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Latch representing the accounting acquirer under this guidance. The following Pro Forma Financial Statements primarily give effect to:

•Application of the acquisition method of accounting in connection with the Acquisition; and
•Transaction costs in connection with the Acquisition.

The Pro Forma Financial Statements have been compiled in a manner consistent with the accounting policies adopted by Latch, and these accounting policies are similar in most material respects to those of HDW.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(in thousands)

	Latch	HDW	Acquisition Adjustments	Note References	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$116,690	$18,019	$(9,077)	8(a)	$125,632
Available-for-sale securities, current	88,198	—	—		88,198
Accounts receivable, net	10,896	—	—		10,896
Inventories, current	22,942	—	—		22,942
Prepaid expenses and other current assets	13,099	1,660	—		14,759
Total current assets	251,825	19,679	(9,077)		262,427
Property and equipment, net	2,133	—	—		2,133
Internally-developed software, net	12,857	—	—		12,857
Inventories, non-current	12,057	—	—		12,057
Goodwill	—	—	22,017	8(b)	22,017
Intangible assets, net	108	—	5,111	8(c)	5,219
Available-for-sale securities, non-current	4,891	—	—		4,891
Other non-current assets	3,777	—	—		3,777
Total assets	$287,648	$19,679	$18,051		$325,378

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,728	$102	$—		$1,830
Notes payable	—	—	22,000	8(d)	22,000
Accrued expenses	29,286	—	1,084	8(e)	30,370
Deferred revenue, current	10,409	—	—		10,409
Other current liabilities	937	—	—		937
Total current liabilities	42,360	102	23,084		65,546
Deferred revenue, non-current	31,306	—	—		31,306
Warrant liability	320	—	—		320
Other non-current liabilities	473	—	—		473
Total liabilities	74,459	102	23,084		97,645
Commitments and contingencies
Stockholders’ Equity
Preferred stock	—	21,833	(21,833)		—
Common stock	16	—	—	8(f)	16
Additional paid-in capital	740,465	1	15,627	8(f)	756,093
Accumulated other comprehensive loss	(782)	—	—		(782)
Accumulated deficit	(526,510)	(2,257)	1,173	8(f)	(527,594)
Total stockholders’ equity	213,189	19,577	(5,033)		227,733
Total liabilities and stockholders’ equity	$287,648	$19,679	$18,051		$325,378

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2022
(in thousands, except per share information)

	Latch	HDW	Acquisition Adjustments	Note References	Pro Forma Combined
Revenue
Hardware	$24,532	$—	$—		$24,532
Software	13,024	—	—		13,024
Installation services	5,399	—	—		5,399
Total revenue	42,955	—	—		42,955
Cost of revenue
Hardware	39,533	—	—		39,533
Software	1,561	—	—		1,561
Installation services	5,785	—	—		5,785
Total cost of revenue	46,879	—	—		46,879
Operating expenses
Research and development	54,933	787	—		55,720
Sales and marketing	45,589	—	—		45,589
General and administrative	55,292	601	1,084	9(a)	56,977
Depreciation and amortization	5,504	—	821	9(b)	6,325
Total operating expenses	161,318	1,388	1,905		164,611
Loss from operations	(165,242)	(1,388)	(1,905)		(168,535)
Other income (expense), net
Change in fair value of warrant liability	9,558	—	—		9,558
Change in fair value of trading securities	(3,460)	—	—		(3,460)
Interest expense, net	(2,961)	—	—		(2,961)
Other income (expense), net	(142)	—	—		(142)
Total other income (expense), net	2,995	—	—		2,995
Loss before income taxes	(162,247)	(1,388)	(1,905)		(165,540)
Provision for income taxes	89	—	—		89
Net loss	(162,336)	(1,388)	(1,905)		(165,629)
Other comprehensive income (loss)
Unrealized loss on available-for-sale securities	(787)	—	—		(787)
Foreign currency translation adjustment	3	—	—		3
Comprehensive loss	$(163,120)	$(1,388)	$(1,905)		$(166,413)
Net loss per common share:
Basic and diluted net loss per common share	$(1.13)				$(0.96)
Weighted average shares outstanding:
Basic and diluted	143,615,820		29,010,442		172,626,242

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months ended March 31, 2023
(in thousands, except per share information)

	Latch	HDW	Acquisition Adjustments	Note References	Pro Forma Combined
Revenue
Hardware	$5,345	$—	$—		$5,345
Software	3,973	—	—		3,973
Installation services	1,832	—	—		1,832
Total revenue	11,150	—	—		11,150
Cost of revenue
Hardware	11,589	—	—		11,589
Software	419	—	—		419
Installation services	1,633	—	—		1,633
Total cost of revenue	13,641	—	—		13,641
Operating expenses
Research and development	9,063	555	—		9,618
Sales and marketing	4,556	—	—		4,556
General and administrative	15,194	328	1,084	9(a)	16,606
Depreciation and amortization	1,823	—	205	9(b)	2,028
Total operating expenses	30,636	883	1,289		32,808
Loss from operations	(33,127)	(883)	(1,289)		(35,299)
Other income (expense), net
Change in fair value of derivative liability	(90)	—	—		(90)
Interest income (expense), net	269	—	—		269
Other income (expense), net	35	14	—		49
Total other income (expense), net	214	14	—		228
Loss before income taxes	(32,913)	(869)	(1,289)		(35,071)
Provision for income taxes	11	—	—		11
Net loss	(32,924)	(869)	(1,289)		(35,082)
Other comprehensive income (loss)
Unrealized loss on available-for-sale securities	680	—	—		680
Foreign currency translation adjustment	(2)	—	—		(2)
Comprehensive loss	$(32,246)	$(869)	$(1,289)		$(34,404)
Net loss per common share:
Basic and diluted net loss per common share	$(0.23)				$(0.20)
Weighted average shares outstanding:
Basic and diluted	144,609,513		29,010,422		173,619,935

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.DESCRIPTION OF THE ACQUISITION

On July 3, 2023, the Company completed the previously announced acquisition of Acquisition of HDW. Latch acquired 100% of the capital stock of HDW in exchange for approximately 29.0 million shares of Latch’s common stock, subject to certain time-based and stock performance-based transfer restrictions, and $22.0 million aggregate principal amount of unsecured promissory notes. Upon the closing of the acquisition, Latch indirectly acquired all HDW’s assets, including its intellectual property and $8.0 million in cash. Additionally, approximately 35 HDW team members joined Latch.

2.BASIS OF PRESENTATION

The historical financial information included in the Pro Forma Financial Statements has been prepared from the historical financial statements of Latch and HDW for the the three months ended March 31, 2023 and year ended December 31, 2022. For Latch, these include its audited condensed consolidated financial statements as of and for the year ended December 31, 2022, and the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023, and the notes thereto, included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2023. For HDW, these include its (i) audited consolidated financial statements as of and for the year ended December 31, 2022, and the notes thereto, included as Exhibit 99.2 to the Current Report on Form 8-K pursuant to which these Pro Forma Financial Statements are furnished (the “Current Report”) and (ii) unaudited consolidated financial statements as of and for the three months ended March 31, 2023, and the notes thereto, included as Exhibit 99.3 to the Current Report. The Pro Forma Financial Statements should be read in conjunction with these historical financial statements for Latch and HDW.

Certain of HDW’s historical amounts have been reclassified to conform to Latch’s financial statement presentation, as discussed further in Note 7. The Pro Forma Balance Sheet gives effect to the Acquisition as if it had been completed on March 31, 2023, and the Pro Forma Statements of Operations give effect to the Acquisition as if it had been completed on January 1, 2022. The pro forma acquisition adjustments are described in Note 8 and Note 9. In the opinion of Latch’s management, based on a review of HDW’s unaudited consolidated financial statements as of and for the three months ended March 31, 2023, and the notes thereto, and HDW’s audited consolidated financial statements for the year ended December 31, 2022, and the notes thereto, as well as a review of trial balances and certain reconciliations for relative periods, discussions with HDW’s management and other due diligence procedures, all material adjustments have been made that are necessary to state fairly, in accordance with the requirements of Article 11 of Regulation S-X, the Pro Forma Financial Statements.

The Pro Forma Financial Statements were prepared using the acquisition method of accounting in accordance with ASC 805, with Latch as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Latch and HDW. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. Such fair value measurements can be subjective, and different estimates of fair values could be determined using the same facts and circumstances and slightly different assumptions. Transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of purchase price consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price consideration depends upon certain estimates and assumptions, and the final determination of the fair value of assets acquired and liabilities assumed, which will be based on the actual net tangible and intangible assets of HDW existing at the Closing Date. Latch has completed a review of HDW’s accounting policies, and as such, does not expect any material differences in acquisition accounting adjustments that would result in a material changes to the amounts presented in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor are they indicative of future operating results or the financial position of Latch or HDW. The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that may be achieved as a result of the Acquisition; any dis-synergies that may be incurred as a result of the Acquisition; the costs to integrate the

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
operations of HDW; or the costs necessary to achieve or remediate any such cost savings, operating synergies, revenue enhancements or dis-synergies.

3.ISSUANCE OF PROMISSORY NOTES

On July 3, 2023 the Company issued to certain of HDW’s stockholders as merger consideration $22.0 million aggregate principal amount of unsecured promissory notes (the “Promissory Notes”). The Promissory Notes accrued paid-in-kind interest at a rate of 10% per annum and were scheduled to mature on July 3, 2025, unless earlier accelerated in connection with an event of default (including certain events of delisting from The Nasdaq Stock Market LLC (“Nasdaq”)) or a change of control of the Company. On April 26, 2024, the Company repaid the Promissory Notes in full without penalty. The Company paid an aggregate of $23.9 million in principal and accrued interest to the holders of the Promissory Notes.

4.ISSUANCE OF COMMON STOCK

On July 3, 2023, the Company issued to HDW’s stockholders as merger consideration approximately 29.0 million shares of the Company’s common stock (the “Consideration Shares”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act. Certain HDW stockholders that were not eligible to receive unregistered shares of the Company’s common stock (the “Ineligible Holders”) received $0.76 in lieu of each Consideration Share such stockholder would otherwise have received as merger consideration, with the total cash consideration paid to all Ineligible Holders equaling approximately $23,000.

The Consideration Shares were originally non-transferable until July 3, 2028 (the “Restricted Period”), subject to certain accelerated releases. As a result of the Company’s delisting from Nasdaq, the Restricted Period now terminates on April 15, 2027. In the event the Company’s 60 trading day VWAP exceeds the price thresholds set forth in the table below (the “Share Price Thresholds”), the applicable portion of the Consideration Shares set forth below will be released from transfer restrictions:

Share Price Threshold	Percent of Consideration Shares Released
$2.00	25%
$3.00	25%
$4.00	25%
$5.00	25%

In addition, there may be accelerated releases of the Consideration Shares in connection with a change of control of the Company.

5.STOCK RESTRICTION AGREEMENT

In connection with the Acquisition, the Company and Jamie Siminoff entered into a stock restriction agreement, dated May 15, 2023 (the “Original Siminoff Stock Restriction Agreement”). Pursuant to the Original Siminoff Stock Restriction Agreement, in the event Mr. Siminoff ceased to be an employee of the Company prior to July 3, 2028, the Company had the right to repurchase all of Mr. Siminoff’s Consideration Shares that had not already been released from transfer restriction, subject to certain exceptions. In the event Mr. Siminoff was terminated without Cause or resigned for Good Reason (each as defined in the Siminoff Employment Agreement), or upon his death or disability (each, an “Exit”), his Consideration Shares would accelerate in an amount equal to the greater of (i) the number of Consideration Shares to which he was entitled pursuant to the Share Price Thresholds (with linear interpolation of Consideration Shares based on the 60 trading day VWAP as of the date of Exit) and (ii) the number of Consideration Shares equal to the product of (a) his total Consideration Shares multiplied by (b) the quotient of (x) the number of calendar days between July 3, 2023 and his Exit divided by (y) 1,825; provided, however, that in no event would the number of Mr. Siminoff’s Consideration Shares that accelerate in connection with an Exit be less than 40% of the total number of his Consideration Shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On November 18, 2024 (the “Siminoff Agreement Date”), the Company and Mr. Siminoff mutually agreed that Mr. Siminoff would step down as the Company’s Chief Strategy Officer on December 31, 2024. Pursuant to the Siminoff Transition Agreement, the Company and Mr. Siminoff agreed to amend and restate the Original Siminoff Stock Restriction Agreement.

Pursuant to an amended and restated common stock restriction agreement, which was entered into between Mr. Siminoff and the Company on the Siminoff Agreement Date (the “Restated Restriction Agreement”), and in accordance with the terms of the Original Siminoff Stock Restriction Agreement, the Company exercised its repurchase option with respect to 15,260,540 of the Consideration Shares held by Mr. Siminoff (the “Repurchased Shares”) for $0.00005080 per share (the “Repurchase Price”), or a total payment of $775.24. The Repurchased Shares represent 80% of the 19,075,675 Consideration Shares received by Mr. Siminoff in connection with the Acquisition.

Pursuant to the Restated Restriction Agreement, the 3,815,135 Consideration Shares that were not repurchased by the Company (the “Remaining Shares”) are subject to transfer restrictions and an amended repurchase option (the “Amended Repurchase Option”) pursuant to which the Company has a right to repurchase the Remaining Shares at the Repurchase Price to the extent not released from the transfer restrictions and the Amended Repurchase Option by the fifth anniversary of the effective date of the Restated Restriction Agreement (the “Repurchase Trigger Date”).

6.ACQUISITION ACCOUNTING

The Company incurred and expensed approximately $1.1 million related to the Acquisition. The fair value of the Latch common stock issued to holders of HDW stock is based on the par value of $0.0001 per share of Latch common stock. The acquisition date fair value of the purchase consideration was $37.7 million, comprised of the following (in thousands):

As of July 3, 2023
Cash paid or payable	$23
Value of Latch common stock issued to holders of HDW preferred stock	8,567
Fair value of replacement awards	7,060
Unsecured promissory notes	22,000
Fair value of total consideration transferred	$37,650
The purchase consideration allocation of the acquired assets, based on their respective estimated fair values as of the Acquisition Date, is as follows (in thousands):

As of July 3, 2023
Cash and cash equivalents	$8,107
Prepaid expenses and other current assets	5
Intangible assets(1)	5,111
Accrued expenses	(895)
Total identifiable net assets	12,328
Goodwill	25,322
Fair value of net assets acquired	$37,650

(1)Includes developed technology of $3.8 million with a useful life of six years and trade names (domain) of $1.3 million with a useful life of seven years. Significant judgments were made by management related to projected financial information and discount rates used to determine the fair value of the developed technology intangible asset and resulting goodwill as of the date of the HDW Acquisition.

The purchase price allocation presented above was used to prepare the transaction accounting adjustments in the Pro Forma Financial Statements and is consistent with the final purchase price allocation as of the Acquisition Date presented in the 2023 Annual Report.

Goodwill represents the amount by which the purchase price for an acquired business exceeds the net fair value of the assets acquired and liabilities assumed. The goodwill recognized from the Acquisition consists of revenue and cost synergies

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
expected from combining the operations of Latch and HDW. None of the goodwill associated with the Acquisition is expected to be deductible for income tax purposes.

Preliminary identifiable intangible assets and the related amortization periods by asset type consist of the following (in thousands).

	Estimated Fair Value	Amortization Period in Years
Developed technology	$3,795	6
Trade names (domain)	1,316	7
Total intangible assets subject to amortization	$5,111

The intangible assets will be amortized on a straight-line basis, and their fair values are based on the results of valuation analyses performed.

7.RECLASSIFICATION ADJUSTMENTS

Reclassification of HDW’s historical amounts to conform to Latch’s financial statement presentation were immaterial. The historical HDW financial information included in the Pro Forma Financial Statements was provided in a manner consistent with the organization of Latch’s historical financial presentation and therefore did not require any reclassification to conform the consolidated presentation to that of Latch.

8.ACQUISITION ADJUSTMENTS TO BALANCE SHEET

The acquisition adjustments to the Pro Forma Balance Sheet as of March 31, 2023 are as follows:

(a)Adjustment to cash and cash equivalents for the payment by HDW of $9.1 million of compensation expenses prior to the Acquisition, net of $0.02 million of cash consideration paid by Latch.
(b)Recognition of goodwill, which represents the purchase price consideration in excess of the fair value of the net assets acquired. The adjustment from $23.5 million as of March 31, 2023 to $25.3 million as of July 3, 2023 reflects the net change in cash, prepaid expense, and accrued liabilities from the pro forma balance sheet date to the Acquisition Date. See Note 6 for additional information on goodwill.
(c)Fair value adjustment to HDW’s historical intangible assets balance as of the Acquisition Date. See Note 6 for additional information on intangible assets.
(d)Promissory Notes issued to certain of HDW’s stockholders as merger consideration, as described in Note 3.
(e)Accrual for transaction costs related to the Acquisition.
(f)Adjustment to equity balances as follows (in thousands):

	Three Months Ended March 31, 2023
	Adjustments to eliminate HDW’s historical equity balances	Adjustments to equity related to the Acquisition	Total pro forma adjustments to equity
Preferred stock	$(21,833)	$—	$(21,833)
Additional paid-in-capital	(1)	15,628	15,627
Accumulated deficit	2,257	(1,084)	1,173
	$(19,577)	$14,544	$(5,033)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
9.ACQUISITION ADJUSTMENTS TO STATEMENTS OF OPERATIONS

The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Statements of Operations are as follows:

(a)Accrual of $1.1 million for transaction costs related to the Acquisition.
(b)Additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $0.8 million as of December 31, 2022 and $0.2 million as of March 31, 2023, recorded as general and administrative expense.